Exhibit 3.38
CERTIFICATE OF FORMATION
OF
845 PEARL STREET, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:
     FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is 845 Pearl Street, LLC.
     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Corporate Research, Ltd., 615 South Dupont Highway, Dover, Delaware 19901.
Executed on April 29, 2002.

/s/ Odeya Brick-Zarsky
Odeya Brick-Zarsky, Authorized Person

CERTIFICATE OF CORRECTION OF
CERTIFICATE OF FORMATION
OF
845 PEARL STREET, LLC
It is hereby certified pursuant to Section 18-211 of the Delaware Limited Liability Company Act that:
     1. The name of the limited liability company (hereinafter called the “Company”) is 845 Pearl Street, LLC.
     2. The Certificate of Formation of the Company (the “Certificate”), which was filed by the Secretary of State of Delaware on April 29, 2002, is hereby corrected.
     3. The inaccuracy to be corrected in said instrument is as follows: Article FIRST of the Certificate incorrectly states the name of the Company.
     4. The portion of the instrument in corrected form is as follows:
          “FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is 8451 Pearl Street, LLC.”
Signed on November 20, 2002

/s/ Hannah M. Tabbara
Name:	Hannah M. Tabbara
Title:	Authorized Person

CERTIFICATE OF RESIGNATION
OF
8451 PEARL STREET, LLC
PURSUANT TO SECTION 18-104(d) OF THE LIMITED LIABILITY COMPANY ACT
1.	Written Notice of Resignation was given to 8451 PEARL STREET, LLC at least thirty (30) days prior to the filing of this certificate by mail to the limited liability company at its address last known to National Corporate Research, Ltd. Such notice was dated and mailed on the 27th day of July, 2004.

2.	National Corporate Research, Ltd. hereby resigns as the registered agent of the limited liability company pursuant to Section 18-104(d) of the Limited Liability Company Act.

National Corporate Research, Ltd. has caused this Certificate to be executed by its Vice-President this 30th day of August, 2004.

National Corporate Research, Ltd.
/s/ Wayne Rafanelli
Wayne Rafanelli, Vice-President

CERTIFICATE OF REVIVAL
OF
8451 PEARL STREET, LLC
     Pursuant to § 18-1109 of the Delaware Limited Liability Company Act (the “Act”), 8451 Pearl Street, LLC, a limited liability company organized and existing under and by virtue of the laws of the State of Delaware (hereinafter referred to as the “Company”), does hereby certify:
     1. The name of the Company is 8451 Pearl Street, LLC.
     2. The date the original certificate of formation of the Company is April 29, 2002.
     3. The address of the registered office and the name and the address of the registered agent of the Company required to be maintained by § 18-104 of the Act are National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Delaware 19901.
     4. The person executing and filing this Certificate of Revival is authorized to do so.
Executed on this 15th day of October, 2004.

/s/ Edward K. Aldag, Jr.
Edward K. Aldag, Jr., Authorized Person

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
8451 PEARL STREET, LLC
It is hereby certified that:
     1. The name of the limited liability company (hereinafter called the “limited liability company”) is:
8451 PEARL STREET, LLC
     2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:
“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”
Executed on November 1, 2004

/s/ Brad Hollinger
Name:	Brad Hollinger
Title:	Authorized Person

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
8451 PEARL STREET, LLC
TO THE DELAWARE SECRETARY OF STATE:
8451 Pearl Street, LLC, (the “Company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, hereby certifies:
1. The name of the Company is:
8451 Pearl Street, LLC
2. The certificate of formation of the Company is hereby amended by striking out Article 2 thereof and by substituting in lieu of such Article the following new Article:
“2. The address of the registered office of the Company in Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The Company’s registered agent at that address is National Registered Agents, Inc.
3. Except as hereinabove amended, the certificate of formation of the Company is continued in full force and effect.
Executed on April 10, 2006.

/s/ Thomas O. Kolb
Thomas O. Kolb, Authorized Person